Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3/A of our report dated September 17, 2010, relating to the consolidated financial statements of American DG Energy Inc. which appear in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ CATURANO AND COMPANY, INC.

Caturano and Company, INC.
Boston, Massachusetts
September 17, 2010